Exhibit 10.13

Employment Contract

Party A: NEOTV GROUP LIMITED

Address: Building 1, No.2 Honghui Shijie Box, No.40 Wenshui Road, Jing’an District, Shanghai

Party B:             Chen Xiaoling

Gender:                   Male

Address: ______________

ID Number: __________________

Contact: _________________________________

Article I Employment Contract Period

1.1 The Employment Contract (“The Contract”) is a fixed-term Contract valid for three years from June 2022 to May 2025.

1.2 The probation period of the Contract is agreed in Article 1.2.1 as below:

1.2.1 No probation period；

1.2.2 With a probation period of [            ] months, from [ dd/mm/yy] to [dd/mm/yy].

1.3 Within the valid period of the Contract, if a service period is required when Party A undertakes the training fees (including domestic or overseas internship and studies) for Party B, both parties shall sign a supplementary agreement separately.

Article II Employment Duties and Location

2.1 In accordance with the operational needs of the company, Party B shall hold the position of CFO in Shanghai.

2.2 In accordance with the operational needs of the company, Party A may adjust Party B’s position in accordance with his capacity (professionalism, work experience, physical condition) and performance. Party B should obey the arrangement of Party A as well as the department manager if redeployed.

2.3 Party B shall not work part-time for any other parties without the permission of Party A.

Article III Working Hours and Holidays

3.1 Party A carries out the working hours system as agreed in Article 3.1.2 below:

3.1.1 A standard working hours system of eight (8) working hours per day and forty (40) working hours per week on average.

3.1.2 Flexible working hours system.

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3.1.3 Comprehensive working hours system.

3.2 Party A shall guarantee the rights of relaxation and vacations for Party B.

3.3 Party B is entitled to enjoy statutory public holidays, marriage leave, funeral leave, maternity leave and other paid leave stipulated by the Chinese government and the benefits of aforesaid vacations shall be paid in accordance with relevant regulations of the State and Shanghai Municipality.

3.4 If the standard working hours system is applicable, when Party B needs to work overtime, after the overtime working application is approved in accordance with the overtime approval procedure, Party A shall pay Party B the overtime fee or approve compensatory time-off in accordance with the Labour Law and other relevant regulations. In the event that Party B fails to apply for overtime application or such application is not approved, it will not be deemed as working overtime.

Article IV Working Conditions and Safeguards

4.1 Party A shall provide safe and healthy working circumstances for Party B in accordance with the regulations of the Chinese government and guarantee Party B to work safely in a non-harmful working environment.

4.2 Party A shall strictly follow the national regulations and standards of Labour safety and health, providing relevant education for workers. Based on the needs of the position, Party A shall provide protective supplies to prevent accidents and reduce occupational hazards during work.

4.3 For the purpose of improving the professional quality of employees, when Party A arranges training courses for Party B, Party B shall obey such arrangement, participate actively and complete the training tasks under the requirements.

4.4 If Party A undertakes the training fees for the professional skill training of Party B, Party B shall sign a supplementary agreement of service period with Party A separately.

Article V Payment

5.1 Party A shall determine the salary of Party B in accordance with its current salary system. The salary of Party B shall be RMB 20,000 per month (tax excluded) with full attendance.

5.2 The salary of Party B shall be adjusted corresponding in accordance with the position of Party B. Party A shall have the right to adjust Party B’s salary when there is a change in Party B’s job position or duties.

5.3 When Party A implements a new salary regime and adjusts the salary level, Party A is entitled to adjust Party B’s salary, but Party A shall obey the regulations of the minimum wage stipulated by the State and Shanghai Municipality.

5.4 Party B’s bonuses and allowances shall be determined and paid in accordance with the relevant regulations of Party A.

5.5 Party A shall pay the salary on the last day of each month (Note: the corresponding time range for monthly payroll shall be from the 21st of the previous month to the 20th of the current month). In case of statutory holidays or weekends, the salary shall be paid on the last working day in advance.

5.6 Party B’s salary shall be paid in accordance with the relevant regulations stipulated by the State and Shanghai Municipality under the circumstance of illness or non-work-related injury and regular leaves.

5.7 The personal income tax shall be borne by Party B and shall be withheld and paid by Party A on behalf of Party B in accordance with law.

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Article VI Social Insurance and Welfare

6.1 Article 6.1.1 is applied for the payment of social insurance:

6.1.1 Party A shall, in accordance with relevant regulations of the State and Shanghai Municipality, apply for and pay pension insurance, medical insurance and unemployment insurance for employees with or Shanghai registered residence and registered urban residence outside Shanghai, provided that Party B shall provide relevant information.

6.1.2 employees without Shanghai registered residence shall provide the original copy of the residence booklet or urban residence certification issued by the local Public Security Bureau to Party A.

6.2 If Party B needs to stop working for medical treatment due to illness or non-work-related injury during the Contract period, Party A shall authorize a reasonable treatment period in accordance with national regulations.

Article VII Disciplines

7.1 Party B shall strictly abide by the laws, the employee handbook and other rules and regulations formulated by Party A in accordance with the laws and working norms. Party B shall take care of Party A’s properties and abide by professional ethics.

7.2 When Party A arranges training courses for Party B to improve professional skills, Party B shall obey such arrangements, actively participate in the various types of training organised by Party A, and complete the training tasks as required to improve professional skills.

7.3 Party A may reward Party B for exemplary compliance with the rules and regulations of the company or punish Party B for violation of the company’s rules and regulations in accordance with the relevant regulations.

7.4 Party B shall complete the work in accordance with the work content and requirements arranged by Party A, in accordance with the quality, quantity and on time

7.5 Party B shall learn and familiarise itself with all of Party A’s rules and regulations and any subsequent amendments.

Article VIII Amendment, Rescission, Termination and Renewal of the Contract

8.1 This Contract may be amended or terminated upon mutual agreement between Party A and Party B in accordance with the law.

8.2 Party A may terminate this Contract at any time under any circumstances as follows:

8.2.1 Party B fails to meet the recruitment requirements of Party A during the probation period.

8.2.2 Party A is unable to complete employment formalities due to Party B’s failure to provide relevant employment materials within thirty days from the commencement date.

8.2.3 It is verified that the personal information provided by Party B to Party A during the recruitment is false, including but not limited to false or falsified separation certificate, identity certificate, proof of residence, education certificate, physical examination certificate etc. The employee suffers from mental illness, infectious disease or other illnesses that would seriously affect work conditions prior to the recruitment and fails to disclose such fact during the recruitment, or the employee has been subject to serious punishments such as recording of a demerit, under probation, dismissal, or removal from the name roll of any other employer prior to the recruitment, or has any misdeeds such as drug taking but fails to disclose such fact during the recruitment. The employee who has been rehabilitated through labour, detained or investigated for criminal responsibility in accordance with law before employment but has not stated the fact at the time of employment.

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8.2.4 Party B is found to be suffering from infectious illnesses or other serious illnesses that are not suitable for working for Party A after a physical examination in the designated hospitals or epidemic prevention stations and fails a recheck.

8.2.5 Party B enters into employment relations with other employers at the same time, which seriously affects his/her ability to work for Party A, or refuses to make corrections upon Party A’s request.

8.2.6 Party B seriously violates Party A’s discipline, rules and regulations.

8.2.7 Party B is seriously negligent, corrupt or causes significant damage to Party A’s interests

8.2.8 Party B is prosecuted for his criminal liability or indoctrination through labour in accordance with laws.

8.2.9 Other circumstances as stipulated by the laws and regulations.

8.3 Party A may terminate the Contract by giving written notice to Party B thirty days in advance or paying Party B an additional month’s salary under any of the following circumstances:

8.3.1 Party B suffers from a disease or non-work-related injury and is unable to perform the original duties and duties or the work otherwise assigned by Party A after the expiration of the medical treatment period;

8.3.2 Party B is not competent for this position and is still incompetent after training or position adjustment;

8.3.3 The Contract cannot be implemented due to significant changes in objective circumstances, based on which the Contract is concluded, and the Parties cannot reach an agreement on the amendment to the Contract through consultations;

8.3.4 Party A retrenches employees in accordance with laws.

8.4 Party B may terminate the Contract under any of the following circumstances:

8.4.1 Party B may resign three days in advance during the probation period;

8.4.2 Party B may submit a resignation to Party A in writing thirty days in advance;

8.4.3 Party A compels Party B to work using violence, threat or unlawful restriction of personal freedom;

8.4.4 Party A fails to provide labour protection or working conditions as agreed in the Contract;

8.4.5 Party A fails to pay remuneration in full and on time;

8.4.6 Party A fails to pay social insurance for Party B in accordance with laws;

8.4.7 Other circumstances where the employer may terminate the Contract as stipulated by the laws and regulations.

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8.5 Party A shall not terminate the Contract in accordance with Article 8.3 under any following circumstances:

8.5.1 Party B suffers from illnesses or is injured and it is during the stipulated medical treatment period;

8.5.2 Party B ( only applicable to female employees) is in the period of pregnancy, maternity leave or breastfeeding;

8.5.3 Party B, who has engaged in work exposed to occupational hazards, has not undergone a post-employment occupational health check, or he is suspected have contracted an occupational illness or is under medical observation;

8.5.4 Party B suffers from occupational illness or work-related injury while working for the company and are confirmed to have lost his/her labour capability wholly or partially;

8.5.5 Party B has worked in the company for fifteen consecutive years and will attain his/her statutory retirement age in less than five years’ time;

8.5.6 Other circumstances stipulated by the laws and regulations.

8.6 Conditions for termination of the Contract

8.6.1 The period of the Contract expires;

8.6.2 Party B begins to enjoy the basic endowment insurance benefits in accordance with laws;

8.6.3 Party B is dead or is declared dead or declared missing by a People’s Court;

8.6.4 Party A is declared to be bankrupt in accordance with laws;

8.6.5 Party A’s business license is revoked, or Party A is ordered to close, or Party A decides to dissolve prematurely;

8.6.6 Party B suffers from an occupational disease, or work-related injury or is confirmed to be partially incapacitated, and Party A pays disabled employment subsidy in accordance with regulations;

8.6.7 Party B suffers from an occupational disease, or work-related injury or is confirmed to be partially unable to work, and Party A pays disability benefits in accordance with laws and regulations;

8.6.8 Other circumstances stipulated by the laws and regulations.

Article IX Trade Secret Protection

9.1 Party B shall not, at any time and under any circumstances, disclose to any person the trade secrets of Party A in its operation and shall keep all kinds of business information of Party A strictly confidential. Party A’s trade secrets include but are not limited to business information, business prices, customer information, salaries, financial information and other information affecting Party A’s operation or competitiveness. Party A may enter into a separate confidentiality agreement with Party B, which shall be the annex of this Contract.

9.2 If Party B decides not to renew the Contract with Party A, Party B shall notify Party A thirty days prior to the expiry date of the Contract, and Party A shall have the right to take various decryption measures, including adjusting Party B’s position.

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Article X Intellectual Property Rights

10.1 Party A shall be entitled to the ownership of the patent application and patent right for any invention or creation made by Party B during his/her employment at Party A or made by utilizing Party A’s material and technical conditions.

10.2 Party B shall provide Party A with the greatest possible assistance in the patent application and use.

10.3 Party A shall enjoy all copyrights for any work or research result created by Party B during his/her employment at Party A or made by utilizing Party A’s material and technical conditions.

Article XI Liabilities

11.1 During the term of the Contract, if either party breaches this Contract and causes economic loss to the other party, the breaching party shall bear the corresponding liabilities for such a breach. The specific amount of compensation will be determined in accordance with the liability for such breach and the economic loss caused by the breach.

11.2 If Party B breaches the confidentiality obligations in Article 9, Party A shall have the right to stop Party B’s behavior. Party B shall pay the breach penalty to Party A in RMB within one month after Party A issues the notice. The amount of the breach penalty shall be the actual amount of Party A’s loss.

11.3 If Party B, who receives the training provided by Party A, is dismissed for personal reasons or leaves voluntarily, he/she shall compensate the training expenses and other losses of Party A in accordance with the provisions of Party A.

11.4 If Party B works part-time in other companies, Party B shall pay the breached penalty equivalent to the amount of his/her annual salary of the previous year received from Party A. Any income received by Party B hereof shall be paid to Party A. Party A has the right to punish Party B in accordance with Party A’s regulations.

Article XII Labour Dispute Resolution

12.1 For any dispute arising from the performance of this Contract, the Labour dispute resolution procedures shall apply.

12.2 Procedures for Labour dispute resolution are as follows:

12.2.1 Party A and Party B shall settle the dispute through negotiation;

12.2.2 If no agreement can be reached through negotiation, both parties are entitled to initiate arbitration in the Labour Dispute Arbitration Committee where Party A locates;

12.2.3 The party who does not accept the arbitration award may submit the disputes to the People’s Court where Party A locates.

Article XIII Miscellaneous

13.1 When Party B transfers to other jobs, terminates or rescinds this Contract, he shall, as required by Party A, hand over work materials, documents and related goods to relevant departments.

13.2 This Contract is made in two copies, with each party holding one copy. The Contract shall come into force after signing by both parties. Both copies of the Contract are valid with the same legal effect.

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13.3 Any modification of the terms in this Contract shall be agreed upon by both parties through consultation.

13.4 Party A’s rules and regulations (including but not limited to job responsibilities, requirements and security guidelines, etc.), employee booklets, training agreements and confidentiality agreements are the annexes of the Contract and shall have the same legal effect as the Contract.

13.5 In the event of any conflict between the terms of this Contract and the national laws and regulations, the national laws and regulations shall prevail.

13.6 Terms not covered under this Contract shall be interpreted in accordance with the Labour Contract Law, relevant national and local laws, regulations and the company’s regulations.

13.7 If there is any inconsistency between the relevant agreements, commitments, statements and guarantees made prior to the signing of this Contract with this Contract, this Contract shall prevail.

13.8 Party B agrees to authorize the “emergency contact” as the representative of Party B in case of contact obstruction (including but not limited to the hospitalization of Party B due to illness or loss of personal freedom). The representative has the rights to accept reconciliation and mediation, and to receive and sign relevant documents on behalf of Party B.

Party A: NEOTV GROUP LIMITED	Party B:

Authorized Representatives:	Signature:

Date:	Date:

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